                         Shareholder/Investor Relations
                             Compensation Agreement

The following sets forth the terms of the engagement of OSPREY PARTNERS, 2517 Route 35, Suite D-201, Manasquan, NJ 08736 ("Osprey") by SCAN-GRAPHICS, INC., 700 Abbott Drive, Broomall, PA 19008 (the "Company") for the year ending December 31, 1997.

     1. With regard to Osprey's shareholder and investor relations activities on the Company's behalf, Osprey will, in concert with the Company's management, assist in the preparation of the Company's News Releases, Annual Reports, Notice of Annual Meeting of Shareholders, Proxy Statements, and other SEC required reports; and continue to handle shareholder and financial community public relations for the Company.

     2. In consideration of Osprey's services pursuant shareholder and investor relations activities on the Company's behalf, Osprey shall be entitled to receive, and the Company agrees to pay Osprey the following compensation:

     Upon execution of this Agreement for services from January 1, 1997 through December 31, 1997 the Company shall issue to Osprey warrants to purchase up to 60,000 shares of its common stock, such warrants to vest at the rate of 5,000 shares on the first of each month for the twelve (12) months starting January 1, 1997, such warrants to be exerciseable at $3.25 per share through December 31, 2001. These Warrants will vest in the fashion described whether or not the holder continues to be employed by the Company, with such Warrants having "piggyback" rights of registration on the next Registration Statement to be filed by the Company, and subject to the terms, conditions and limitations set forth herein. The Company reserves the right to pay Osprey in cash at the rate of $1.50 per warrant (share) up to $7,500 before the first of each month in lieu of up to the 5,000 warrants that otherwise would have vested on the first of that month. (Example: If the Company pays Osprey a retainer in the amount of $1,500 before the first of any month of 1997, 1,000 of the 5,000 warrants to vest upon the first of that month would be canceled, and the remaining 4,000 warrants would vest in Osprey.)

     3. The Company agrees to reimburse, upon request from time-to-time, all out-of-pocket expenses incurred by Osprey in connection with its activities on behalf of the Company.


Accepted and Agreed to:


OSPREY PARTNERS                          SCAN-GRAPHICS, INC.


By:   /s/ Michael A. Mulshine           By:   /s/ Andrew E. Trolio
      -----------------------------           ----------------------------------
      Michael A. Mulshine                     Andrew E. Trolio
      President                               President

Date:       1/3/97                      Date:           1/3/97
      -----------------------------           ----------------------------------

                                   Amendment 3

                                       To

                              Consulting Agreement

The following sets forth the terms of "Amendment 3" to the Consulting Agreement between OSPREY PARTNERS, 2517 Route 35, Suite D-201, Manasquan, NJ 08736 ("Osprey") by SEDONA Corporation, 649 N. Lewis Road, Limerick, PA 19468 (the "Company").

In consideration of Osprey's continued services on the Company's behalf, Osprey and the Company hereby agree that for the calendar year 2000, Osprey's compensation for services shall be as follows:

     Subject to this Amendment to the Consulting Agreement, Osprey's base compensation shall be $6,500.00 per month ($78,000 per year).

     It is hereby agreed pursuant to this Amendment to the Consulting Agreement, for services from January 1, 2000 through December 31, 2000, that, in lieu of the $6,500 per month retainer;

     a) the Company shall pay Osprey a monthly cash retainer in the amount of $3,500, to be due and payable on the 1st of each month, starting on January 1, 2000, and

     b) the Company shall issue to Osprey 37,500 Common Stock Purchase Warrants in lieu of $3,000 per month of the above referenced base compensation, each Warrant giving Osprey the right to purchase one (1) fully paid and non-assessable share of Common Stock of SEDONA Corporation at any time after they have vested, through November 19, 2009 (the "Expiration Date") at an exercise price of $2.50 per Warrant. These 37,500 Warrants shall vest at the rate of one-twelfth (1/12th) or 3,125 Warrants on the first of each month for twelve months starting January 1, 2000. The effective date of these Warrants shall be November 19, 1999. These Warrants will vest in the fashion described, subject to the provisions of Item 2 of the Consulting Agreement relating to termination, with these Warrants being vested as earned. These Warrants shall have "piggyback" rights of registration on the next Registration Statement to filed by the Company.


Accepted and Agreed to:


OSPREY PARTNERS                          SEDONA Corporation

By:   /s/ Michael A. Mulshine            By:   /s/ Marco A. Emrich
      ----------------------------             -------------------------------
      Michael A. Mulshine                      Marco A. Emrich
      President                                President

Date:    12/17/99                        Date:    1/27/00
      --------------------------               -------------------------------

                                   Amendment 4

                                       To

                              Consulting Agreement

The following sets forth the terms of "Amendment 4" to the Consulting Agreement between OSPREY PARTNERS, 868 Riverview Drive, Brielle, NJ 08730 ("Osprey") by SEDONA Corporation, 455 South Gulph Road, Suite 300, King of Prussia, PA 19406 (the "Company").

In consideration of Osprey's continued services on the Company's behalf, Osprey and the Company hereby agree that for the calendar year 2001, Osprey's compensation for services shall be as follows:

     Subject to this Amendment to the Consulting Agreement, Osprey's base compensation shall be $7,000.00 per month ($84,000 per year).

     It is hereby agreed pursuant to this Amendment to the Consulting Agreement, for services from January 1, 2001 through December 31, 2001, that, in lieu of the $7,000 per month retainer;

     a) the Company shall pay Osprey a monthly cash retainer in the amount of $3,500, to be due and payable on the 1st of each month, starting on January 1, 2001, and

     b) the Company shall issue to Osprey 56,000 Common Stock Purchase Warrants in lieu of $3,500 per month of the above referenced base compensation, each Warrant giving Osprey the right to purchase one (1) fully paid and non-assessable share of Common Stock of SEDONA Corporation at any time after they have vested, through December 13, 2010 (the "Expiration Date") at an exercise price of $1.13 per Warrant. These 56,000 Warrants shall vest at the rate of one-twelfth (1/12th) or 4,667 Warrants on the first of each month for twelve months starting January 1, 2000. The effective date of these Warrants shall be December 13, 2000. These Warrants will vest in the fashion described, subject to the provisions of Item 2 of the Consulting Agreement relating to termination, with these Warrants being vested as earned. These Warrants shall have "piggyback" rights of registration on the next Registration Statement to filed by the Company.


Accepted and Agreed to:

OSPREY PARTNERS                      SEDONA Corporation

By:   /s/ Michael A. Mulshine        By:  /s/ Marco A. Emrich
      ---------------------------         -----------------------------------
      Michael A. Mulshine                 Marco A. Emrich
      President                           President

Date:       12/13/2000                    Date:             12/13/2000
      ---------------------------         -----------------------------------